UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2014
ZAGG Inc
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On October 7, 2014, ZAGG Inc (the “Registrant”) announced that on October 1, 2014, Jason Schwartz resigned from his position as the Chief Operating Officer (“COO”) of the Registrant to pursue other interests.

Appointment of New Chief Operating Officer

On October 1, 2014, Steve Tarr was appointed by the Registrant to serve as the Registrant’s COO.  In connection with his appointment as the Registrant’s COO, Mr. Tarr and Registrant entered into an employment agreement effective October 1, 2014 (the “Agreement”) specifying certain terms of his employment with the Registrant.  Mr. Tarr had not previously been employed by the Registrant.

Employment Agreement

Pursuant to the Agreement, Mr. Tarr will receive an annual base salary of $300,000 and be eligible to receive an annual incentive cash bonus in an amount of $90,000, +/- 25%, prorated for his time of service, under the ZAGG Management Performance Bonus Plan (the “Plan”).  Bonuses under the Plan will be based upon the Company’s achievement of various financial goals annually established and finally approved by the Board or the Compensation Committee of the Registrant.

In addition, pursuant to the Agreement and the Plan, Mr. Tarr was granted an incentive stock award of 7,089 shares of the Registrant’s restricted common stock valued as of October 1, 2014 (the fair market equivalent of $150,000, +/-25% prorated for his 2014 time of service), which will vest subject to the achievement of financial targets. For 2015 and each year thereafter the Compensation Committee will determine the amount of the target annual incentive stock award that Mr. Tarr will be eligible to receive.  Vesting of his incentive stock award(s) under the Plan will be based upon the Company’s achievement of various financial goals annually established and finally approved by the Registrant’s Board or the Compensation Committee.

Mr. Tarr is also entitled to receive benefits under the Registrant’s medical, disability or other group insurance plans and certain moving expenses, all as specified in the Agreement.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Prior to joining the Registrant, Mr. Tarr served as Infrastructure Solutions Director for Europe and North America at Stanley Black & Decker, from 2012 to 2014, where his responsibilities included operations, engineering, sales, marketing, distribution and supply chain.  From 2006 to 2012, Mr. Tarr served as division president and on the board of directors of Prestolite Electric, where he oversaw sales, manufacturing, purchasing, distribution, new product development, product and process quality, customer service and strategic market development in Europe, Asia, and Africa from the Company’s London office.

Mr. Tarr, 57, earned a bachelor’s degree from the University of Northern Iowa in 1979. He does not have any family relationships with any of the officers or directors of the Registrant.  He is not a party to any related-party transactions.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Employment Letter Agreement

99.2	Press Release of ZAGG Inc entitled dated October 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: October 7, 2014	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

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